Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-8, No. 33-31802; Form S-8, No. 333-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-75664; Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-111956; Form S-8, No. 333-115621; Form S-8, No. 333-115607; Form S-8, No. 333-115609; Form S-8, No. 333-124189; Form S-8, No. 333-127426; Form S-8, No. 333-127497; Form S-8, No. 333-130277; and Form S-8, No. 333-131301) of Sprint Nextel Corporation and in the related Prospectuses of our report dated February 3, 2004 (except for Note 3, as to which the date is April 23, 2004, Note 23, as to which the date is November 2, 2004 and Note 25, as to which the date is September 14, 2006) with respect to the consolidated financial statements and financial statement schedule of Sprint Nextel Corporation (formerly Sprint Corporation) for the year ended December 31, 2003, included in this Current Report on Form 8-K dated September 18, 2006.

/s/ Ernst & Young LLP

Kansas City, Missouri

September 14, 2006